Exhibit 99.1

CRH Medical Corporation To Announce 2019 First Quarter Results on May 1, 2019

VANCOUVER, April 24, 2019 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) (the "Company"), plans to release its results for the quarter ended March 31, 2019, on Wednesday, May 1, 2019 after market close.

The Company's executive management will discuss the results during a conference call on Thursday, May 2, 2019 at 11:00 am Eastern Time/8:00 am Pacific Time. To participate in the call, please dial 1-800-319-4610, or (604) 638-5340.

An audio replay will be available shortly after the call by dialing 1-800-319-6413 or (604) 638-9010 and entering access code 3086. The replay will be available for two weeks after the call.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 21 anesthesia acquisitions. CRH now serves 47 ambulatory surgical centers in eleven states and performs approximately 320,000 procedures annually. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

View original content:http://www.prnewswire.com/news-releases/crh-medical-corporation-to-announce-2019-first-quarter-results-on-may-1-2019-300837329.html

SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/April2019/24/c9940.html

%CIK: 0001461119

For further information: Richard Bear, Chief Financial Officer, CRH Medical Corporation, 425 658 0151, rbear@crhmedcorp.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:30e 24-APR-19